Exhibit 99.1

HPE
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release Hewlett Packard Enterprise Reports Fiscal 2025 Third Quarter Results Delivers record revenue with sequential profitability growth

HOUSTON – September 3, 2025 – HPE (NYSE: HPE) today announced financial results for the third quarter ended July 31, 2025.
“HPE delivered record-breaking revenue and improved profitability this quarter as we marked a major milestone by closing our acquisition of Juniper Networks,” said Antonio Neri, president and CEO of HPE. “Customer demand stretched broadly across our portfolio and was particularly strong in our Server and Networking segments. As we enter a new chapter at HPE, we are focused on capturing the tremendous market opportunity through execution that delivers strong, consistent shareholder value.”
“In Q3, we delivered on our commitments, generating record revenue, as well as improved sequential operating profit with major contributions from our three largest segments,” said Marie Myers, executive vice president and CFO of HPE. “Acquiring Juniper Networks has already added to our results, with more profit accretion expected as we work to quickly capture planned synergies and drive new market opportunities.”

Third Quarter Fiscal 2025 Financial Results
•Revenue: $9.1 billion, up 19% from the prior-year period in actual dollars and 18% in constant currency(1)
•Annualized revenue run-rate (“ARR”)(2): $3.1 billion, up 77% from the prior-year period in actual dollars and 75% in constant currency(1)
•Gross margins:
◦GAAP of 29.2%, down 240 basis points from the prior-year period and up 80 basis points sequentially
◦Non-GAAP(1) of 29.9%, down 190 basis points from the prior-year period and up 50 basis points sequentially
•Diluted net earnings per share (“EPS”):
◦GAAP of $0.21, down $0.17 from the prior-year period
◦Non-GAAP(1) of $0.44, down $0.06 from the prior-year period and within our outlook range of $0.40 - $0.45

•Cash flow from operations: $1,305 million, an increase of $151 million from the prior-year period
•Free cash flow (“FCF”)(1)(3): $790 million, an increase of $121 million from the prior-year period
•Capital returns to common shareholders: $171 million in the form of dividends

Third Quarter Fiscal 2025 Segment Results
•Server revenue was $4.9 billion, up 16% from the prior-year period in actual dollars and in constant currency(1), with 6.4% operating profit margin, compared to 10.8% from the prior-year period.
•Networking(4) revenue was $1.7 billion, up 54% from the prior-year period in actual dollars and in constant currency(1), with 20.8% operating profit margin, compared to 22.4% from the prior-year period. The Networking segment was renamed from Intelligent Edge to more precisely reflect the business and the market of this segment.
•Hybrid Cloud revenue was $1.5 billion, up 12% from the prior-year period in actual dollars and 11% in constant currency(1), with 5.9% operating profit margin, compared to 5.2% from the prior-year period.
•Financial Services revenue was $886 million, up 1% from the prior-year period in actual dollars and down 1% in constant currency(1), with 9.9% operating profit margin, compared to 9.0% from the prior-year period. Net portfolio assets of $13.2 billion, up 0.7% from the prior-year period and 17.9% in constant currency(1). The business delivered return on equity of 17.7%, up 0.3 points from the prior-year period.
Dividend
The HPE Board of Directors declared a regular cash dividend of $0.13 per share on the company’s common stock, payable on or about October 17, 2025, to stockholders of record as of the close of business on September 18, 2025.
Fiscal 2025 Fourth Quarter Outlook
HPE estimates revenue to be in the range of $9.7 billion and $10.1 billion. HPE estimates GAAP diluted net EPS to be in the range of $0.50 to $0.54 and non-GAAP diluted net EPS(1) to be in the range of $0.56 to $0.60. Fiscal 2025 fourth quarter non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.06 per diluted share, primarily related to acquisition, disposition and other charges, stock-based compensation expense, and cost reduction program, partially offset by tax adjustments.

Fiscal 2025 Outlook
HPE estimates fiscal 2025 revenue growth of 14% to 16%, in constant currency(1)(6), and fiscal 2025 GAAP operating profit growth to be in the range of negative 112% to negative 109%(7) and non-GAAP operating profit(1)(5) growth to be 4% to 7%. HPE estimates GAAP diluted net EPS to be in the range of $0.42 and $0.46(7) and non-GAAP diluted net EPS(1) to be in the range of $1.88 to $1.92. Fiscal 2025 non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $1.46 per diluted share, primarily related to impairment of goodwill, acquisition, disposition and other charges, stock-based compensation expense, and cost reduction program, partially offset by tax adjustments and the gain from the disposition of Communications Technology Group. HPE estimates free cash flow(1)(3)(6) of approximately $700 million.

Close of Juniper Networks Acquisition
HPE closed its acquisition of Juniper Networks Inc. on July 2, 2025. HPE’s Q3 results include the consolidation of Juniper Networks’ financial results from the period between July 2, 2025, and July 31, 2025.

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings, by taking such revenue recognized during a quarter and multiplying by four. To better align the calculation of ARR with Juniper Networks’ business and offerings, beginning with the quarter ended July 31, 2025, we also included revenue from software licenses support and maintenance in our ARR calculation, and will continue to do so going forward. The impact of this change was not material to the current and prior periods presented. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.
3 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
4 During the third quarter of fiscal 2025, the Intelligent Edge segment was renamed to Networking. The segment name change did not result in any change to the composition of the Company’s segments and therefore no prior information was recast; further, the designation change did not impact the Company’s condensed consolidated financial statements.
5 FY25 non-GAAP operating profit excludes costs of approximately $3.6 billion primarily related to impairment of goodwill, acquisition, disposition and other charges, stock-based compensation expense, and cost reduction program.

6 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.
7 Includes the impact of $1.4 billion impairment of goodwill recorded in Q2 of fiscal 2025.

About HPE
HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Paul Glaser
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and free cash flow (“FCF”). Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP operating profit growth, non-GAAP diluted net earnings per share, and FCF. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings per share, and cash flow from operations prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate (“ARR”) as performance metric. ARR is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-service (“SaaS”), software consumption revenue, and other as-a-service offerings by taking such revenue recognized during a quarter and multiplying by four. To better align the calculation of ARR with Juniper Networks’ business and offerings, beginning with the quarter ended July 31, 2025, we also included revenue from software licenses support and maintenance in our ARR calculation, and will continue to do so going forward. The impact of this change was not material to the current and prior periods presented. ARR should be viewed independently of net revenue and is not intended to be combined with it.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries (“Hewlett Packard Enterprise”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe”, “expect”, “anticipate”, “guide”, “optimistic”, “intend”, “aim”, “will”, “estimates”, “may”, “could”, “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements regarding the ongoing integration of Juniper Networks, Inc., and any projections, estimates, or expectations of savings or synergy realizations in connection therewith; any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run-rate), margins, expenses (including stock-based compensation expenses), investments, effective tax rates, interest rates, the impact of tax law changes and related guidance and regulations, the impact of changes in trade policies and restrictions and the uncertainty created thereby, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, hedges and derivatives and related offsets, order backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; recent amendments to accounting guidance and any potential impacts on our financial reporting therefrom; any projections or estimations of orders; any projections of the amount, timing, or impact of cost savings or restructuring charges; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of cost reduction program, corporate transactions or contemplated acquisitions and dispositions (including but not limited to the disposition of shares of H3C Technologies Co., Limited (“H3C”) and the receipt of proceeds therefrom), research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to our products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence-related and other products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impacts of those trends and events on Hewlett Packard Enterprise and our financial performance, including but not limited to supply chain dynamics, uncertain global trade policies and/or restrictions, and demand for our products and services, and our actions to mitigate such impacts on our business; the scope and duration of the ongoing conflicts and geopolitical tensions, including but not limited to those between Russia and Ukraine, in the Middle East, and between China and the U.S., and our actions in response thereto, and their impacts on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results, and the world economy; any statements regarding future regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues, among others; any statements regarding pending investigations, claims, or disputes; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties, and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to those mentioned above; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise's products and services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including from geopolitical events, such as those mentioned above); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution of Hewlett Packard Enterprise’s transformation and mix shift of its portfolio of offerings; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events, such as those mentioned above; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions, including but not limited to the risks associated with the disposition of H3C shares and the receipt of proceeds therefrom and successful integration of Juniper Networks, Inc., including our ability to implement our plans and forecasts and realize our anticipated financial and operational benefits with respect to the consolidated business; the execution, timing, and results of any cost reduction program, including estimates and assumptions related to the costs and anticipated benefits of implementing such plan; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims, and disputes; the impacts of legal and regulatory changes and related guidance; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	In millions, except per share amounts
Net revenue	$9,136	$7,627	$7,710
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	6,464	5,458	5,271
Research and development	622	540	547
Selling, general and administrative	1,496	1,298	1,229
Amortization of intangible assets	126	37	60
Impairment of goodwill	—	1,361	—
Transformation (credit) costs	—	(13)	14
Acquisition, disposition and other charges	181	55	42
Total costs and expenses	8,889	8,736	7,163
Earnings (loss) from operations	247	(1,109)	547
Interest and other, net(1)	8	39	(12)
Gain on sale of a business	1	—	—
Earnings from equity interests	32	25	73
Earnings (loss) before provision for taxes	288	(1,045)	608
Benefit (provision) for taxes	17	(5)	(96)
Net earnings (loss) attributable to HPE	305	(1,050)	$512
Preferred stock dividends	(29)	(29)	—
Net earnings (loss) attributable to common stockholders	$276	$(1,079)	$512
Net Earnings (Loss) Per Share Attributable to Common Stockholders:
Basic	$0.21	$(0.82)	$0.39
Diluted	0.21	(0.82)	0.38
Cash dividends declared per share	0.13	0.13	0.13
Cash dividends accrued per preferred share	$0.95	$0.95	$—
Weighted-average Shares Used to Compute Net Earnings (Loss) Per Share:
Basic	1,325	1,322	1,312
Diluted	1,421	1,322	1,332

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the nine months ended
	July 31, 2025	July 31, 2024
	In millions, except per share amounts
Net revenue	$24,617	$21,669
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	17,481	14,397
Research and development	1,637	1,719
Selling, general and administrative	4,062	3,660
Amortization of intangible assets	201	198
Impairment of goodwill	1,361	—
Transformation costs	2	67
Acquisition, disposition and other charges	302	131
Total costs and expenses	25,046	20,172
(Loss) earnings from operations	(429)	1,497
Interest and other, net(1)	86	(122)
Gain on sale of a business	245	—
Earnings from equity interests	74	161
(Loss) earnings before provision for taxes	(24)	1,536
Provision for taxes	(94)	(323)
Net (loss) earnings attributable to HPE	(118)	1,213
Preferred stock dividends	(87)	—
Net (loss) earnings attributable to common stockholders	$(205)	$1,213
Net (Loss) Earnings Per Share Attributable to Common Stockholders:
Basic	$(0.16)	$0.93
Diluted	(0.16)	0.92
Cash dividends declared per share	0.39	0.39
Cash dividends accrued per preferred share	$2.86	$—
Weighted-average Shares Used to Compute Net (Loss) Earnings Per Share:
Basic	1,321	1,308
Diluted	1,321	1,325

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	Dollars in millions
GAAP net revenue	$9,136	$7,627	$7,710
GAAP cost of sales	6,464	5,458	5,271
GAAP gross profit	2,672	2,169	2,439
Non-GAAP Adjustments
Stock-based compensation expense	10	13	9
Acquisition, disposition and other charges(2)	50	—	2
Cost reduction program	—	46	—
H3C divestiture related severance costs	—	16	—
Non-GAAP gross profit	$2,732	$2,244	$2,450

GAAP gross profit margin	29.2%	28.4%	31.6%
Non-GAAP adjustments	0.7%	1.0%	0.2%
Non-GAAP gross profit margin	29.9%	29.4%	31.8%

	For the nine months ended
	July 31, 2025	July 31, 2024
	Dollars in millions
GAAP net revenue	$24,617	$21,669
GAAP cost of sales	17,481	14,397
GAAP gross profit	7,136	7,272
Non-GAAP Adjustments
Stock-based compensation expense	40	39
Acquisition, disposition and other charges(2)	47	(30)
Cost reduction program	46	—
H3C divestiture related severance costs	17	—
Non-GAAP gross profit	$7,286	$7,281

GAAP gross profit margin	29.0%	33.6%
Non-GAAP adjustments	0.6%	—%
Non-GAAP gross profit margin	29.6%	33.6%

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	Dollars in millions
GAAP earnings (loss) from operations	$247	$(1,109)	$547
Non-GAAP Adjustments
Amortization of intangible assets	126	37	60
Impairment of goodwill	—	1,361	—
Transformation (credit) costs	—	(13)	14
Stock-based compensation expense	177	116	80
H3C divestiture related severance costs	—	20	—
Cost reduction program	2	146	—
Acquisition, disposition and other charges(2)	225	55	70
Non-GAAP earnings from operations	$777	$613	$771

GAAP operating profit margin	2.7%	(14.5%)	7.1%
Non-GAAP adjustments	5.8%	22.5%	2.9%
Non-GAAP operating profit margin	8.5%	8.0%	10.0%

	For the nine months ended
	July 31, 2025	July 31, 2024
	Dollars in millions
GAAP (loss) earnings from operations	$(429)	$1,497
Non-GAAP Adjustments
Amortization of intangible assets	201	198
Impairment of goodwill	1,361	—
Transformation costs	2	67
Stock-based compensation expense	447	341
H3C divestiture related severance costs	97	—
Cost reduction program	148	—
Acquisition, disposition and other charges(2)	343	127
Non-GAAP earnings from operations	$2,170	$2,230

GAAP operating profit margin	(1.7)%	6.9%
Non-GAAP adjustments	10.5%	3.4%
Non-GAAP operating profit margin	8.8%	10.3%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	July 31, 2025	Diluted Net EPS	April 30, 2025	Diluted Net EPS	July 31, 2024	Diluted Net EPS
	Dollars in millions, except per share amounts
GAAP net (loss) earnings attributable to HPE	$305	$0.21	$(1,050)	$(0.82)	$512	$0.38
Non-GAAP Adjustments:
Amortization of intangible assets	126	0.09	37	0.03	60	0.05
Impairment of goodwill	—	—	1,361	1.03	—	—
Transformation (credit) costs	—	—	(13)	(0.01)	14	0.01
Stock-based compensation expense	177	0.12	116	0.09	80	0.06
Gain on sale of a business	(1)	—	—	—	—	—
H3C divestiture related severance costs	—	—	20	0.02	—	—
Cost reduction program	2	—	146	0.11	—	—
Acquisition, disposition and other charges(2)	225	0.17	55	0.04	70	0.05
Adjustments for equity interests	—	—	—	—	(44)	(0.04)
Litigation judgment	(52)	(0.04)	—	—	—	—
Loss (gain) on equity investments, net	1	—	(7)	(0.01)	(14)	(0.01)
Adjustments for taxes	(128)	(0.09)	(91)	(0.08)	(21)	(0.01)
Other adjustments(3)	(24)	(0.02)	(29)	(0.02)	4	—
Non-GAAP net earnings attributable to HPE(4)	631	$0.44	545	$0.38	661	$0.50
Preferred stock dividends	(29)		(29)		—
Non-GAAP net earnings attributable to common stockholders	$602		$516		$661

	For the nine months ended
	July 31, 2025	Diluted Net EPS	July 31, 2024	Diluted Net EPS
	Dollars in millions, except per share amounts
GAAP net (loss) earnings attributable to HPE	$(118)	$(0.16)	$1,213	$0.92
Non-GAAP Adjustments:
Amortization of intangible assets	201	0.15	198	0.15
Impairment of goodwill	1,361	1.03	—	—
Transformation costs	2	—	67	0.05
Stock-based compensation expense	447	0.34	341	0.26
Gain on sale of a business	(245)	(0.19)	—	—
H3C divestiture related severance costs	97	0.07	—	—
Cost reduction program	148	0.11	—	—
Acquisition, disposition and other related charges(2)	343	0.26	127	0.10
Adjustments for equity interests	—	—	(132)	(0.10)
Litigation judgment	(52)	(0.04)	—	—
(Gain) loss on equity investments, net	(8)	—	47	0.03
Adjustments for taxes	(234)	(0.19)	(6)	(0.01)
Other adjustments(3)	(82)	(0.06)	5	—
Non-GAAP net earnings attributable to HPE(4)	1,860	1.32	1,860	1.40
Preferred stock dividends	(87)		—
Non-GAAP net earnings attributable to common stockholders	$1,773		$1,860

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	In millions
Net cash provided by (used in) operating activities	$1,305	$(461)	$1,154
Investment in property, plant and equipment and software assets	(576)	(547)	(543)
Proceeds from sale of property, plant and equipment	90	80	62
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(29)	81	(4)
Free cash flow	$790	$(847)	$669

	For the nine months ended
	July 31, 2025	July 31, 2024
	In millions
Net cash provided by operating activities	$454	$2,311
Investment in property, plant and equipment and software assets	(1,651)	(1,759)
Proceeds from sale of property, plant and equipment	254	280
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	9	(35)
Free cash flow	$(934)	$797

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets
	As of
	July 31, 2025	October 31, 2024
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$4,571	$14,846
Accounts receivable, net of allowances	5,656	3,550
Financing receivables, net of allowances	3,777	3,870
Inventory	7,163	7,810
Assets held for sale	—	1
Other current assets	4,835	3,380
Total current assets	26,002	33,457
Property, plant and equipment, net	6,118	5,664
Long-term financing receivables and other assets	13,817	12,616
Investments in equity interests	999	929
Goodwill and intangible assets	30,404	18,596
Total assets	$77,340	$71,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$6,799	$4,742
Accounts payable	8,662	11,064
Employee compensation and benefits	1,549	1,356
Taxes on earnings	256	284
Deferred revenue	5,311	3,904
Liabilities held for sale	—	32
Other accrued liabilities	4,770	4,591
Total current liabilities	27,347	25,973
Long-term debt	16,854	13,504
Other non-current liabilities	8,672	6,905
Commitments and Contingencies
Stockholders’ Equity
HPE stockholders' Equity:
7.625% Series C mandatory convertible preferred stock, $0.01 par value (30 shares issued and outstanding as of July 31, 2025 and October 31, 2024, respectively)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,319 and 1,297 shares issued and outstanding as of July 31, 2025 and October 31, 2024, respectively)	13	13
Additional paid-in capital	30,199	29,848
Accumulated deficit	(2,786)	(2,068)
Accumulated other comprehensive loss	(3,024)	(2,977)
Total HPE stockholders’ equity	24,402	24,816
Non-controlling interests	65	64
Total stockholders’ equity	24,467	24,880
Total liabilities and stockholders’ equity	$77,340	$71,262

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the nine months ended
	July 31, 2025	July 31, 2024
	In millions
Cash Flows from Operating Activities:
Net (loss) earnings attributable to HPE	$(118)	$1,213
Adjustments to Reconcile Net (Loss) Earnings Attributable to HPE to Net Cash Provided by Operating Activities:
Depreciation and amortization	1,860	1,924
Impairment of goodwill	1,361	—
Stock-based compensation expense	447	341
Provision for inventory and credit losses	339	125
Restructuring (credit) charges	(13)	20
Cost reduction program	148	—
Deferred taxes on earnings	(74)	16
Earnings from equity interests	(74)	(161)
Gain on sale of a business	(245)	—
Dividends received from equity investees	—	43
H3C divestiture related severance costs	97	—
Other, net	156	160
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	(1,130)	(383)
Financing receivables	(3)	(311)
Inventory	1,385	(3,195)
Accounts payable	(2,595)	3,002
Taxes on earnings	(105)	108
Restructuring	(46)	(144)
Other assets and liabilities	(936)	(447)
Net cash provided by operating activities	454	2,311
Cash Flows from Investing Activities:
Investment in property, plant and equipment and software assets	(1,651)	(1,759)
Proceeds from sale of property, plant and equipment	254	280
Purchases of equity investments	(7)	(16)
Proceeds from sale of available-for-sale securities	47	5
Proceeds from maturities and redemptions of available-for-sale securities	48	—
Financial collateral posted	(755)	(728)
Financial collateral received	518	638
Payments made in connection with business acquisitions, net of cash acquired	(12,278)	—
Proceeds from sale of a business	210	—
Net cash used in investing activities	(13,614)	(1,580)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	8	(50)
Proceeds from debt, net of issuance costs	5,333	2,156
Payment of debt	(1,663)	(2,794)
Net payments related to stock-based award activities	(229)	(69)
Repurchases of common stock	(102)	(100)
Cash dividends paid to non-controlling interests, net of contributions	(8)	(8)
Cash dividends paid to preferred stockholders	(83)	—
Cash dividends paid to common stockholders	(513)	(507)
Net cash provided by (used in) financing activities	2,743	(1,372)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	9	(35)
Change in cash, cash equivalents and restricted cash	(10,408)	(676)
Cash, cash equivalents and restricted cash at beginning of period	15,105	4,581
Cash, cash equivalents and restricted cash at end of period	$4,697	$3,905

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	In millions
Net Revenue:
Server(5)	$4,940	$4,058	$4,255
Hybrid Cloud(5)	1,484	1,453	1,325
Networking6)	1,730	1,162	1,121
Financial Services	886	856	879
Corporate Investments and other	194	194	262
Total segment net revenue	9,234	7,723	7,842
Elimination of intersegment net revenue	(98)	(96)	(132)
Total consolidated net revenue	$9,136	$7,627	$7,710

Earnings Before Taxes:
Server(5)	$317	$241	$461
Hybrid Cloud(5)	87	78	69
Networking(6)	360	274	251
Financial Services	88	89	79
Corporate Investments and other	(14)	(10)	(4)
Total segment earnings from operations	838	672	856

Unallocated corporate costs and eliminations	(61)	(59)	(85)
Stock-based compensation expense	(177)	(116)	(80)
Amortization of intangible assets	(126)	(37)	(60)
Impairment of goodwill	—	(1,361)	—
Transformation credit (costs)	—	13	(14)
Gain on sale of a business	1	—	—
H3C divestiture related severance costs	—	(20)	—
Cost reduction program	(2)	(146)	—
Acquisition, disposition and other charges(2)	(225)	(55)	(70)
Interest and other, net(1)	8	39	(12)
Earnings from equity interests	32	25	73
Total pretax earnings (loss)	$288	$(1,045)	$608

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the nine months ended
	July 31, 2025	July 31, 2024
	In millions
Net Revenue:
Server(5)	$13,288	$11,423
Hybrid Cloud(5)	4,342	3,880
Networking(6)	4,038	3,408
Financial Services	2,615	2,619
Corporate Investments and other	585	752
Total segment net revenue	24,868	22,082
Elimination of intersegment net revenue	(251)	(413)
Total consolidated net revenue	$24,617	$21,669

Earnings Before Taxes:
Server(5)	$906	$1,263
Hybrid Cloud(5)	264	133
Networking(6)	948	841
Financial Services	259	234
Corporate Investments and other	(26)	(23)
Total segment earnings from operations	2,351	2,448

Unallocated corporate costs and eliminations	(181)	(218)
Stock-based compensation expense	(447)	(341)
Amortization of intangible assets	(201)	(198)
Impairment of goodwill	(1,361)	—
Transformation costs	(2)	(67)
Gain on sale of a business	245	—
H3C divestiture related severance costs	(97)	—
Cost reduction program	(148)	—
Acquisition, disposition and other charges(2)	(343)	(127)
Interest and other, net(1)	86	(122)
Earnings from equity interests	74	161
Total pretax (loss) earnings	$(24)	$1,536

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	July 31, 2025	April 30, 2025	July 31, 2024	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Server(5)	$4,940	$4,058	$4,255	22%	16%
Hybrid Cloud(5)	1,484	1,453	1,325	2	12
Networking(6)	1,730	1,162	1,121	49	54
Financial Services	886	856	879	4	1
Corporate Investments and other	194	194	262	—	(26)
Total segment net revenue	9,234	7,723	7,842	20	18
Elimination of intersegment net revenue	(98)	(96)	(132)	2	(26)
Total consolidated net revenue	$9,136	$7,627	$7,710	20%	19%

	For the nine months ended
	July 31, 2025	July 31, 2024	Y/Y
	Dollars in millions
Net Revenue:
Server(5)	$13,288	$11,423	16%
Hybrid Cloud(5)	4,342	3,880	12
Networking(6)	4,038	3,408	19
Financial Services	2,615	2,619	—
Corporate Investments and other	585	752	(22)
Total segment net revenue	24,868	22,082	13
Elimination of intersegment net revenue	(251)	(413)	(39)
Total consolidated net revenue	$24,617	$21,669	14%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	July 31, 2025	April 30, 2025	July 31, 2024	Q/Q	Y/Y
Segment Operating Profit Margin:
Server(5)	6.4%	5.9%	10.8%	0.5	(4.4)
Hybrid Cloud(5)	5.9%	5.4%	5.2%	0.5	0.7
Networking(6)	20.8%	23.6%	22.4%	(2.8)	(1.6)
Financial Services	9.9%	10.4%	9.0%	(0.5)	0.9
Corporate Investments and other	(7.2%)	(5.2%)	(1.5%)	(2.0)	(5.7)
Total segment operating profit margin	9.1%	8.7%	10.9%	0.4	(1.8)

	For the nine months ended		Change in operating profit margin (pts)
	July 31, 2025	July 31, 2024	Y/Y
Segment Operating Profit Margin:
Server(5)	6.8%	11.1%	(4.3)
Hybrid Cloud(5)	6.1%	3.4%	2.7
Networking(6)	23.5%	24.7%	(1.2)
Financial Services	9.9%	8.9%	1.0
Corporate Investments and other	(4.4%)	(3.1%)	(1.3)
Total segment operating profit margin	9.5%	11.1%	(1.6)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
	In millions, except per share amounts
Numerator:
GAAP net earnings (losses) attributable to common stockholders - Basic	$276	$(1,079)	$512
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	—	—
GAAP net earnings (losses) attributable to HPE - Diluted	$305	$(1,079)	$512

Non-GAAP net earnings attributable to common stockholders - Basic	$602	$516	$661
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	29	—
Non-GAAP net earnings attributable to HPE - Diluted	$631	$545	$661

Denominator:
GAAP Weighted-average shares used to compute basic net EPS	1,325	1,322	1,312
Dilutive effect of employee stock plans(7)	16	—	20
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	80	—	—
GAAP Weighted-average shares used to compute diluted net EPS	1,421	1,322	1,332

Non-GAAP Weighted-average shares used to compute basic net EPS	1,325	1,322	1,312
Dilutive effect of employee stock plans(7)	16	10	20
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	80	87	—
Non-GAAP Weighted-average shares used to compute diluted net EPS	1,421	1,419	1,332

GAAP Net EPS
Basic	$0.21	$(0.82)	$0.39
Diluted	$0.21	$(0.82)	$0.38

Non-GAAP Net EPS
Basic	$0.45	$0.39	$0.50
Diluted(4)	$0.44	$0.38	$0.50

	For the nine months ended
	July 31, 2025	July 31, 2024
	In millions, except per share amounts
Numerator:
GAAP net (loss) earnings attributable to common stockholders - Basic	$(205)	$1,213
Plus: 7.625% Series C mandatory convertible preferred stock dividends	—	—
GAAP net (loss) earnings attributable to HPE - Diluted	$(205)	$1,213

Non-GAAP net earnings attributable to common stockholders - Basic	$1,773	$1,860
Plus: 7.625% Series C mandatory convertible preferred stock dividends	87	—
Non-GAAP net earnings attributable to HPE - Diluted	$1,860	$1,860

Denominator:
Weighted-average shares used to compute basic net EPS	1,321	1,308
Dilutive effect of employee stock plans(7)	—	17
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	—	—
Weighted-average shares used to compute diluted net EPS	1,321	1,325

Denominator(Non-GAAP):
Weighted-average shares used to compute basic net EPS	1,321	1,308
Dilutive effect of employee stock plans(7)	14	17
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	78	—
Weighted-average shares used to compute diluted net EPS	1,413	1,325

GAAP Net EPS
Basic	$(0.16)	$0.93
Diluted	$(0.16)	$0.92

Non-GAAP Net EPS
Basic	$1.34	$1.42
Diluted(4)	$1.32	$1.40

(1)    Interest and other, net includes tax indemnification and other adjustments, non-service net periodic benefit credit, and interest and other, net. The three and nine months ended July 31, 2025, include a $52 million litigation settlement which HPE received in the third quarter of fiscal 2025.
(2)    Includes disaster recovery and divestiture related exit costs. For the three and nine months ended July 31, 2025, Acquisition, disposition and other charges include non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, which was recorded in cost of sales.
(3)    Other adjustments includes non-service net periodic benefit credit and tax indemnification and other adjustments.
(4)    For purposes of calculating diluted net EPS, the preferred stock dividends are added back to the net earnings attributable to common stockholders and the diluted weighted average share calculation assumes the preferred stock was converted at issuance or as of the beginning of the reporting period.
(5)    Effective at the beginning of the first quarter of fiscal 2025, in order to align its segment financial reporting more closely with its current business structure, HPE implemented an organizational change with the transfer of certain managed services, previously reported within the Server reportable segment, to the Hybrid Cloud reportable segment.
(6)    During the third quarter of fiscal 2025, the Intelligent Edge segment was renamed to Networking. The segment name change did not result in any change to the composition of the Company’s segments and therefore no prior information was recast; further, the designation change did not impact the Company’s condensed consolidated financial statements.
(7)    The impact of dilutive effect of employee stock plans is calculated under the treasury stock method, and the impact of dilutive effect of the preferred stock is calculated under the if-converted method. The effect of employee stock plans and preferred stock is excluded when calculating diluted net loss per share as it would be anti-dilutive.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides non-GAAP financial measures including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE, non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and FCF. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to net revenue on a constant currency basis is net revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin (earnings from operations as a percentage of net revenue). The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share attributable to common stockholders is diluted net earnings per share attributable to common stockholders. The GAAP measure most directly comparable to FCF is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above, in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand the Company’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Net revenue on a constant currency basis assumes no change to the foreign exchange rate utilized in the comparable prior-year period. This measure assists investors with evaluating the Company’s past and future performance, without the impact of foreign exchange rates, as more than half of our revenue is generated outside of the U.S. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges related to the stock-based compensation expense, acquisition, disposition and other charges, severance costs associated with the cost reduction program, and H3C divestiture related severance costs. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding the items mentioned above and charges relating to the amortization of intangible assets, impairment of goodwill, and transformation (credit) costs. Non-GAAP net earnings, net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders and non-GAAP diluted net earnings per share attributable to common stockholders consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as gain on sale of a business, adjustments for equity interests, litigation judgments, gain or loss on equity investments, other adjustments, and adjustments for taxes. Non-GAAP net earnings attributable to HPE and non-GAAP diluted net earnings per share attributable to common stockholders includes preferred stock dividends added back to non-GAAP net earnings attributable to HPE. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from the non-GAAP financial measures provides a supplemental view to management and investors of its consolidated financial performance and presents the financial results of the business without costs that Hewlett Packard Enterprise’s management does not believe to be reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•HPE incurred costs related to its acquisition, disposition and other charges. Charges include expenses associated with acquisitions, non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, Inc., exit costs associated with disposal activities, and disaster (recovery) charges. HPE excludes these costs because the Company’s management considers these charges to be discrete events and does not believe they are reflective of normal continuing business operations. For the three and nine months ended July 31, 2025, acquisition charges were driven by costs associated with the acquisition of Juniper Networks and miscellaneous disposition related charges. For the three months ended January 31, 2025, these charges were driven by costs associated with the acquisition of Juniper Networks and the acquisition of Morpheus Data, in addition to prior acquisitions of Axis, Athonet and OpsRamp. For the three and nine months ended July 31, 2024, acquisition charges were driven by the acquisition of Juniper Networks, in addition to prior acquisitions of Axis and Athonet.
•We incurred severance and other charges pursuant to cost management initiatives. We exclude these charges because we do not believe they are reflective of normal continuing business operations. We believe eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of our current operating performance.
•HPE incurred H3C divestiture related severance costs in connection with the disposition of total issued share capital of H3C. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C and received proceeds of $2.1 billion of pre-tax consideration ($2.0 billion post-tax). The divestiture resulted in decreased future investment earnings and cash dividend inflows resulting in a decision to implement offsetting cost savings measures. These measures include severance for certain of the Company’s employees. The non-GAAP adjustment represents our costs to execute these related exit actions to offset the loss in equity earnings and related cash flows. HPE expects future annualized cost savings of approximately $120 million following the completion of these actions.
•HPE incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of the Company’s acquisitions. HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect HPE’s cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
•In the second quarter of fiscal 2025, HPE recorded a non-cash impairment charge for the goodwill associated with its Hybrid Cloud reporting unit. HPE believes that this non-cash charge does not reflect the Company’s operating results and is not indicative of the underlying performance of the business. HPE excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HPE’s current operating performance and comparisons to HPE’s operating performance in other periods. Although this does not directly affect the Company’s cash position, the loss in value of goodwill over time can have a material impact on the equivalent GAAP earnings measure.
•Transformation (credit) costs represent net costs related to the (i) HPE Next Plan and (ii) Cost Optimization and Prioritization Plan. HPE excludes these costs as they are discrete costs related to two specific transformation programs that were announced in 2017 and 2020, respectively, as multi-year programs necessary to transform the business and IT infrastructure. The primary elements of the HPE Next and the Cost Optimization and Prioritization Plan have been substantially completed by October 31, 2024. The exclusion of the transformation program cost from the non-GAAP financial measures as stated above, is to provide a supplemental measure of the Company’s operating results that do not include material HPE Next Plan and Cost Optimization and Prioritization Plan costs as the Company’s management does not believe such costs to be reflective of its ongoing operating cost structure.
•Gain on sale of a business represents the gain associated with certain disposal activities. On December 1, 2024, HPE completed the disposition of the Company’s Communication Technology Group which resulted in a gain of $245 million. The Company’s management considers this divestiture to be a discrete event and believes eliminating this adjustment for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•During the six months ended April 30, 2024, HPE stopped reporting H3C earnings in the Company’s non-GAAP results due to the planned divestiture of the H3C investment. Per the terms of the original Put Share Purchase Agreement described in Note 19 “Equity Interests” to the Consolidated Financial Statements in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, the Company was not anticipating receiving dividends from this investment prospectively. However, on May 24, 2024, HPE entered into an Amended and Restated Put Share Purchase Agreement and an Agreement on Subsequent Arrangements, both with UNIS, which, taken together, revise the arrangements governing the aforementioned sale as previously set forth in the original Put Share Purchase Agreement. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C. HPE continues to possess the option to sell the remaining 19% of the total issued share capital of H3C at a later date. The Company’s management believes that eliminating these amounts for purposes of calculating non-GAAP financial measures facilitates the evaluation of the Company’s current operating performance.
•In the third quarter of fiscal 2025, Hewlett Packard Enterprise received $52 million from a settlement to resolve claims solely against Sushovan Hussain, in the ongoing Autonomy litigation. We exclude the litigation judgment for purposes of calculating non-GAAP measures to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.
•HPE excludes gains and losses (including impairments) on its non-marketable equity investments because the Company does not believe they are reflective of normal continuing business operations. These adjustments are reflected in Interest and other, net in the Condensed Consolidated Statements of Earnings. The Company believes eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, HPE evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including the Company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where HPE operates. For fiscal 2025, the Company will use a projected non-GAAP income tax rate of 15%, which reflects currently available information as well as other factors and assumptions. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. HPE will re-evaluate its long-term rate as appropriate. For fiscal 2024, HPE had a non-GAAP tax rate of 15%. HPE believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•FCF is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating its historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies (limiting the usefulness of those measures for comparative purposes) and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.